EX. 2(d)

ING International High Dividend Equity Income Fund (the “Fund”) will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of beneficial interest of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the below list.

TEN COM	– as tenants in common	UNIF GIFT MIN ACT–			Custodian
TEN ENT	– as tenants by the entireties		(Cust)			(Minor)
JT TEN	– as joint tenants with right of		under Uniform Gifts to Minors
	survivorship and not as tenants in common		Act	(State)

For Value Received,                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

Common Shares of Beneficial Interest
represented by the within Certificate and do hereby irrevocably constitute and appoint
Attorney to transfer the said shares
on the books of the within-named Fund, with full power of substitution in the premises.

Dated

X

X
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF AUGUST 1, 2007 ING INTERNATIONAL HIGH DIVIDEND EQUITY INCOME FUND TSB 27807 BK
SALES: R. JOHNS 516-731-2885	Operator:	AP
/ ETHER 7 / LIVE JOBS / I / ING 27807 BK	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:          OK AS IS          OK WITH CHANGES          MAKE CHANGES AND SEND ANOTHER PROOF